UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 2, 2014

SEARCHLIGHT MINERALS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30995	98-0232244

(Commission File Number)	(IRS Employer Identification No.)

2360 W. Horizon Ridge Pkwy, Suite #100, Henderson, Nevada	89052

(Address of Principal Executive Offices)	(Zip Code)

(702) 939-5247

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

Effective September 2, 2014, Searchlight Minerals Corp (the “Company”) allowed certain mining claims, comprised of non-patented placer mining claims located on federal land administered by the United States Bureau of Land Management (“BLM”), to lapse by declining to pay the related BLM and Clark County, Nevada maintenance fees. The claims are made up of twenty (20) one hundred and sixty (160) acre parcels on a 3,200 acre site near Searchlight, Nevada, as well as one hundred and forty two (142) twenty (20) acre claims that were “double staked” on top of the 3,200 acre site. Such claims have not been a significant focus of the Company’s business strategy since its acquisition of the Clarkdale Slag Project in 2007.

As previously reported in the Company’s public filings, the Company’s primary strategy since 2007 has been on working to demonstrate economic feasibility of its Clarkdale Slag Project by determining a commercially viable method to extract precious and base metals from the slag material. Fulfillment of this strategy calls for significant expenses.

By allowing the Nevada claims to lapse, the Company expects to save approximately $48,518.00 per year in annual claim maintenance fees, which the Company believes will be better spent in furtherance of the Clarkdale Slag Project.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 8, 2014

SEARCHLIGHT MINERALS CORP.

By:	/s/ Martin B. Oring
Martin B. Oring President